UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 18, 2009
Move, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26659	95-4438337
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (805) 557-2300
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement
On September 18, 2009, Move, Inc.’s (the “Company’s”) subsidiary, Move Sales, Inc. (“MSI”), entered into a lease agreement (the “2009 Lease”) with Arden Realty Limited Partnership (“Landlord”) under which MSI agreed to lease from the Landlord office space, consisting of approximately seventy six thousand (76,000) square feet at premises located at 30700 Russell Ranch Road, Westlake Village, California. These are the same premises at which the Company has been located since the year 2000, but the 2009 Lease encompasses significantly fewer square feet than did the previous lease (which was terminated pursuant to the terms of the 2009 Lease — see Item 1.02 of this report). Accordingly, average savings under the 2009 Lease will be approximately one million dollars ($1,000,000) per year compared with the previous lease. The term of the 2009 Lease is for seven (7) years, with two renewal options of five (5) years each. Annual rent over the 2009 Lease’s seven year term, subject to certain agreed abatements, averages approximately two million two hundred nineteen thousand dollars ($2,219,000) per year. A copy of the 2009 Lease is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Item 1.02 Termination of a Material Definitive Agreement
On September 18, 2009, the Company’s subsidiary, MSI, entered into the 2009 Lease (see Item 1.01 of this report) and, as one of the terms of that lease agreement, agreed with the Landlord to the termination of that certain “Standard Office Lease” dated March 7, 2000, between Landlord’s predecessor in interest, Westlake North Associates, LLC, and the Company (the “2000 Lease”). The 2000 Lease was an agreement to lease from the Landlord office space of approximately one hundred thirty eight thousand (138,000) square feet at premises located at 30700 Russell Ranch Road, Westlake Village, California. Rent under the 2000 Lease at the time of termination was approximately, and on an annualized basis, four million thirty four thousand dollars ($4,034,000) per year. The 2000 Lease was terminated early in order to coincide with the agreement of the Company and Landlord to enter into the new 2009 Lease.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
99.1	Standard Office Lease executed September 18, 2009, between the Company’s subsidiary, Move Sales, Inc., and Arden Realty Limited Partnership

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.
Date: September 24, 2009	By:	/s/ James S. Caulfield
James S. Caulfield
Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Standard Office Lease executed September 18, 2009, between the Company’s subsidiary, Move Sales, Inc., and Arden Realty Limited Partnership

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